News Release
2021-1Q
Contact
Tahmin Clarke
Vice President, Investor Relations
Investor.Relations@intelsat.com
+1 703 559 7406 (o)

Intelsat Announces First Quarter 2021 Results

•First quarter revenue was $502.8 million
•First quarter net loss attributable to Intelsat S.A. was $174.9 million
•First quarter Adjusted EBITDA of $275.0 million or 55% of revenue
•March 31, 2021 contracted backlog of $5.9 billion

Luxembourg, 5 May 2021
Intelsat S.A. (the "Company") (OTC: INTEQ), today announced financial results for the three months ended March 31, 2021.

Intelsat reported total revenue was $502.8 million and net loss attributable to Intelsat S.A. was $174.9 million for the three months ended March 31, 2021.

Intelsat reported EBITDA1, or earnings before net interest, taxes and depreciation and amortization, of $130.5 million and Adjusted EBITDA1 of $275.0 million, or 55% of revenue, for the three months ended March 31, 2021.

Intelsat’s Chief Executive Officer, Stephen Spengler, said, “Overall, we delivered solid quarterly operational results which now include our Gogo Commercial Aviation business. Network Services benefited from new business from mobility and fixed network operators, as well as the addition of the Commercial Aviation in-flight connectivity business in the quarter. Government produced modest growth supported by the addition of new services both on and off our network and continued growth of our FlexGround managed land mobility services. Ongoing secular business trends and a large planned service migration from the Intelsat network to assets owned by a specific customer impacted results in our media business.”

Spengler concluded, “We see increased signs of economic activity across our business sectors as COVID-19 restrictions ease. Passenger traffic at airports is increasing in key markets, including the U.S. Global uncertainty about the pandemic remains so we continue to closely engage with our customers as they anticipate their service needs in advance of a potential economic recovery. Intelsat is investing in our next-generation software-defined network and vertical integration to leverage the opportunity to deliver end-to-end managed services to a larger addressable market. We are well-positioned to benefit from an expected economic expansion as we anticipate emergence from our financial restructuring as a stronger and more agile company ready to deliver innovative solutions to our customers."

First Quarter 2021 Business Highlights
Intelsat provides critical communications infrastructure to customers in the network services, media and government sectors. Our customers use our services for broadband connectivity to deliver fixed and mobile telecommunications, enterprise, video distribution and fixed and mobile government applications.

Network Services
Network services revenue was $214.0 million (or 43% of Intelsat’s total revenue, which now consolidates revenue from our Gogo Commercial Aviation business), for the three months ended March 31, 2021, an increase of 43% compared to the three months ended March 31, 2020. Other factors positively impacting revenue included new business from the expansion of service with certain mobility and enterprise customers. The increase in revenue was partially offset by non-renewals across our mobility and enterprise customer sets, as well as contract terminations, including by a specific enterprise customer.

Media
Media revenue was $185.0 million (or 37% of Intelsat’s total revenue) for the three months ended March 31, 2021, a decrease of 10% compared to the three months ended March 31, 2020. The decline in media was primarily driven by a planned service migration by a specific customer from Intelsat's network to the customer's own network assets. Additionally, ongoing secular trends resulting in lower demand impacted terminations and renewals, and occasional use services did not rebound to 2020 levels. The declines in revenue were slightly offset by new business.

Government
Government revenue was $97.9 million (or 19% of Intelsat’s total revenue) for the three months ended March 31, 2021, an increase of 2% compared to the three months ended March 31, 2020. The increase in government was primarily driven by new business, including a one-time customer premises equipment sale, the expansion of FlexGround services and the entry of our Galaxy-30 satellite into service. The increase in revenue was partially offset by non-renewals and a decline in third-party off-network services.

Average Fill Rate
Intelsat’s average fill rate as of March 31, 2021 on our approximately 1,670 36 MHz station-kept wide-beam transponders was 73%, similar to our average fill rate at December 31, 2020. In addition, as of March 31, 2021 our fleet included approximately 1,215 36 MHz equivalent transponders of high-throughput Intelsat Epic capacity, consistent with the prior quarter.

Satellite Activity
On April 12, 2021, Intelsat, in coordination with Northrop Grumman Corporation and its wholly-owned subsidiary, SpaceLogistics, LLC, successfully completed the docking of Mission Extension Vehicle-2 (MEV-2) to the Intelsat 10-02 satellite ("IS-10-02"), delivering approximately 5 years of life extension for IS-10-02.

Contracted Backlog
At March 31, 2021, Intelsat’s contracted backlog, representing expected future revenue under existing contracts with customers, was $5.9 billion, as compared to $6.1 billion at December 31, 2020.

Financial Results for the Three Months Ended March 31, 2021

Total revenue for the three months ended March 31, 2021 increased by $43.9 million to $502.8 million, or an increase of 10 percent as compared to the three months ended March 31, 2020, primarily reflecting the consolidation of revenue from our Gogo Commercial Aviation business.

Direct costs of revenue (excluding depreciation and amortization) increased by $60.1 million, or
57 percent, to $165.2 million for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020. The increase was primarily due to a $61.2 million increase in costs attributable to our Gogo Commercial Aviation business and a $3.3 million increase in staff-related expenses largely relating to our employee retention incentive plans. These increases were partially offset by a $3.5 million decrease in third-party managed capacity costs.

Selling, general and administrative expenses increased by $21.6 million, or 27 percent, to $102.6 million for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020. The increase was primarily due to a $28.9 million increase in costs attributable to our Gogo Commercial Aviation business and a $7.2 million increase in staff-related expenses largely relating to our employee retention incentive plans. These increases were partially offset by a $13.4 million decrease in bad debt expense due to higher bad debt expense for the three months ended March 31, 2020, largely relating to a certain customer that filed for Chapter 11 bankruptcy protection in the prior year period.

Depreciation and amortization expense increased by $2.2 million, or 1 percent, to $165.2 million for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020. Significant items impacting depreciation and amortization included an increase of $6.7 million in depreciation and amortization expense attributable to our Gogo Commercial Aviation business and an increase of $1.0 million in depreciation expense resulting from the impact of a certain satellite placed into service. These increases were partially offset by a decrease of $5.4 million in depreciation expense due to the timing of certain satellites becoming fully depreciated.
Other operating expense—C-band consists of reimbursable and non-reimbursable costs associated with our C-band spectrum relocation efforts. We incurred $58.4 million of C-band clearing related expenses for the three months ended March 31, 2021, with no comparable amounts for the three months ended March 31, 2020.
Interest expense, net consists of the gross interest expense we incur, together with gains and losses on interest rate cap contracts we held that matured in February 2021 (which reflected the change in their fair value), offset by interest income earned and the amount of interest we capitalize related to assets under construction.
Interest expense, net decreased by $186.0 million, or 58 percent, to $132.3 million for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020. This was primarily due to a decrease of $171.4 million in interest expense resulting from our Chapter 11 restructuring activities.
The non-cash portion of interest expense, net was $26.7 million for the three months ended March 31, 2021, primarily consisting of interest expense related to the significant financing component identified in customer contracts, amortization and accretion of discounts and premiums, and amortization of deferred financing fees.
Other income, net was $9.7 million for the three months ended March 31, 2021, as compared to $2.7 million for the three months ended March 31, 2020. The net increase in other income primarily consisted of a $5.3 million gain on one of our investments and lower foreign currency losses of $3.8 million, partially offset by a net decrease of $3.0 million on the sale of assets for the three months ended March 31, 2021.
Reorganization items reflect direct costs incurred in connection with our Chapter 11 cases. Reorganization items of $55.8 million for the three months ended March 31, 2021 primarily consisted of professional fees. There were no comparable amounts for the three months ended March 31, 2020.
Income tax expense increased by $7.0 million to $7.2 million for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020. The increase was principally attributable to higher income from our U.S. subsidiaries, withholding taxes on revenue earned in some of the foreign markets in which we operate and prior year adjustments from impacts of the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

Net Income, Net Income per Diluted Common Share attributable to Intelsat S.A., EBITDA and Adjusted EBITDA
Net loss attributable to Intelsat S.A. was $174.9 million for the three months ended March 31, 2021, compared to a net loss of $218.8 million for the same period in 2020.

Net loss per diluted common share attributable to Intelsat S.A. was $1.23 for the three months ended March 31, 2021, compared to net loss of $1.55 per diluted common share for the same period in 2020.
EBITDA was $130.5 million for the three months ended March 31, 2021, compared to $263.3 million for the same period in 2020, reflecting higher operating costs related to our Gogo Commercial Aviation business and costs associated with our C-band spectrum relocation efforts, as described above.
Adjusted EBITDA was $275.0 million for the three months ended March 31, 2021, or 55 percent of revenue, compared to $294.0 million, or 64 percent of revenue, for the same period in 2020.
Free Cash Flow Used In Operations1
Net cash provided by operating activities was $12.4 million for the three months ended March 31, 2021. Free cash flow used in operations was $232.2 million for the same period. Free cash flow from (used in) operations is defined as net cash provided by (used in) operating activities and other proceeds from satellites from investing activities, less payments for satellites and other property and equipment (including capitalized interest) from investing activities. Payments for satellites and other property and equipment from investing activities, net during the three months ended March 31, 2021 were $244.6 million.
____

1In this release, financial measures are presented both in accordance with U.S. GAAP and also on a non-U.S. GAAP basis. EBITDA, Adjusted EBITDA (or AEBITDA), free cash flow from (used in) operations and related margins included in this release are non-U.S. GAAP financial measures. Please see the condensed consolidated financial information below for information reconciling non-U.S. GAAP financial measures to comparable U.S. GAAP financial measures.

Conference Call Information
In light of the Company and certain of its subsidiaries’ decision to file voluntary petitions for relief under title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia, the Company will not host a financial results conference call this quarter. Additional details regarding the Company's results and the bankruptcy proceedings are included in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which was filed with the U.S. Securities and Exchange Commission ("SEC") earlier today, as well as the Company's other filings with the SEC. Additional operational and financial details are also available on our Investor Relations website at investors.intelsat.com.

About Intelsat
As the foundational architects of satellite technology, Intelsat S.A. (OTC: INTEQ) operates the world’s largest and most advanced satellite fleet and connectivity infrastructure. We apply our unparalleled expertise and global scale to connect people, businesses and communities, no matter how difficult the challenge. Intelsat is uniquely positioned to help our customers turn possibilities into reality – transformation happens when businesses, governments and communities use Intelsat’s next-generation global network and managed services to build their connected future. Imagine Here, with us, at Intelsat.com.

Intelsat Safe Harbor Statement:
Some of the information and statements contained in this earnings release and certain oral statements made from time to time by representatives of Intelsat constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that do not directly or exclusively relate to historical facts. When used in this earnings release, the words “may,” “will,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook,” and “continue,” and the negative of these terms, and other similar expressions are intended to identify forward-looking statements and information. Forward-looking statements include statements regarding: the effects of the Company and certain of its subsidiaries’ voluntary commencement of cases (the “Chapter 11 Cases”) under title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on our liquidity or results of operations or business prospects; our belief as to the likelihood of the cause of the failure of Intelsat 29e in 2019 occurring on our other satellites; our guidance regarding our expectation that the launches of our satellites in the future will position us for growth; our plans for satellite launches in the near to mid-term; our intention to maximize the value of our spectrum rights; our expectations as to our ability to comply with the final U.S. Federal Communications Commission (“FCC”) order regarding clearing C-band spectrum in North America, including the availability of adequate resources and funds required to comply and the receipt of accelerated clearing payments set forth in the FCC order; our belief that the scale of our fleet can reduce the financial impact of any satellite anomalies or launch failures and protect against service interruptions; our belief that the diversity of our revenue allows us to benefit from changing market conditions and lowers our risk from revenue fluctuations in our service applications and geographic regions; our belief that developing differentiated managed services and investing in related software- and standards-based technology will allow us to unlock opportunities that are essential to providing global broadband connectivity; and our assessments regarding how long satellites that have experienced anomalies in the past should be able to provide service on their transponders.

The forward-looking statements reflect Intelsat's intentions, plans, expectations, anticipations, projections, estimations, predictions, outlook, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat's control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Some of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements include: risks associated with operating our in-orbit satellites; satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced satellite performance; potential changes in the number of companies offering commercial satellite launch services and the number of commercial satellite launch opportunities available in any given time period that could impact our ability to timely schedule future launches and the prices we pay for such launches; our ability to obtain new satellite insurance policies with financially viable insurance carriers on commercially reasonable terms or at all, as well as the ability of our insurance carriers to fulfill their obligations; possible future losses on satellites that are not adequately covered by insurance; U.S. and other government regulation; changes in our contracted backlog or expected contracted backlog for future services; pricing pressure and overcapacity in the markets in which we compete; our ability to access capital markets for debt or equity; the competitive environment in which we operate; customer defaults on their obligations to us; the impact of the novel coronavirus ("COVID-19") pandemic on our business, the economic environment and our expected financial results; our expectations as to the benefits and impact on our future financial performance associated with the Company’s recent purchase of the equity of Gogo Inc.’s (“Gogo”) commercial aviation business; our ability to successfully integrate Gogo’s commercial aviation business; our international operations and other uncertainties associated with doing business internationally; litigation; risks, uncertainties, and increased administrative and legal costs related to the Chapter 11 Cases; our ability to improve our liquidity and long-term capital structure and address our debt service obligations through our restructuring; our ability to obtain timely approval by the Bankruptcy Court with respect to the motions that we have filed or will file in the Chapter 11 Cases; objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases or interfere with the Company’s ability to consummate our restructuring; our ability to retain the exclusive right to propose a Chapter 11 plan of reorganization and our ability to achieve confirmation of such plan; our ability to develop, obtain support for, confirm and consummate a Chapter 11 plan of reorganization, including the proposed plan of reorganization the Company filed in the Bankruptcy Court on February 12, 2021, as may be modified or amended; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; our substantial level of indebtedness and related debt service obligations and restrictions, including those expected to be imposed by covenants in any exit financing, that may limit our operational and financial flexibility; the conditions to which our debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control; our ability to develop and execute our business plan during the pendency of the Chapter 11 Cases; potential delays in the Chapter 11 process due to the effects of the COVID-19 pandemic; and our ability to continue as a going concern and maintain relationships with regulators, suppliers, customers, employees and other third parties as a result of such going concern during our restructuring. Known risks include, among others, the risks described in Intelsat’s Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings with the U.S. Securities and Exchange Commission; the political, economic, regulatory and legal conditions in the markets we are targeting for communications services or in which we operate; and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat's intentions, plans, expectations, anticipations, projections, estimations, predictions, outlook, assumptions and beliefs about the future, you are urged to view all forward-looking statements with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021
Revenue	$458,820	$502,763
Operating expenses:
Direct costs of revenue (excluding depreciation and amortization)	105,085	165,233
Selling, general and administrative	80,967	102,614
Depreciation and amortization	163,048	165,241
Impairment of non-amortizable intangible assets	12,200	—
Other operating expense—C-band	—	58,356
Total operating expenses	361,300	491,444
Income from operations	97,520	11,319
Interest expense, net	(318,329)	(132,343)
Other income, net	2,735	9,719
Reorganization items	—	(55,812)
Loss before income taxes	(218,074)	(167,117)
Income tax expense	(141)	(7,189)
Net loss	(218,215)	(174,306)
Net income attributable to noncontrolling interest	(556)	(570)
Net loss attributable to Intelsat S.A.	$(218,771)	$(174,876)
Net loss per common share attributable to Intelsat S.A.:
Basic	$(1.55)	$(1.23)
Diluted	$(1.55)	$(1.23)

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
($ in thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021
Net loss	$(218,215)	$(174,306)
Add:
Interest expense, net	318,329	132,343
Income tax expense	141	7,189
Depreciation and amortization	163,048	165,241
EBITDA	$263,303	$130,467

EBITDA Margin	57%	26%

Note:

Intelsat calculates a measure called EBITDA to assess the operating performance of Intelsat S.A. EBITDA consists of earnings before net interest, loss (gain) on early extinguishment of debt, taxes and depreciation and amortization. Given our high level of leverage, refinancing activities are a frequent part of our efforts to manage our costs of borrowing. Accordingly, we consider loss (gain) on early extinguishment of debt an element of interest expense. EBITDA is a measure commonly used in the Fixed Satellite Services (“FSS”) sector, and we present EBITDA to enhance the understanding of our operating performance. We use EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and financial analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.

EBITDA is not a measure of financial performance under U.S. GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss), determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows, or as a measure of liquidity.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
($ in thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021

Net loss	$(218,215)	$(174,306)
Add:
Interest expense, net	318,329	132,343
Income tax expense	141	7,189
Depreciation and amortization	163,048	165,241
EBITDA	263,303	130,467
Add:
Compensation and benefits(1)	3,706	20,273
Non-recurring and other non-cash items(2)	10,899	64,958
Impairment of non-amortizable intangible assets(3)	12,200	—
Reorganization items, net(4)	—	55,812
Proportionate share from unconsolidated joint venture:(5)
Interest expense, net	1,080	633
Depreciation and amortization	2,815	2,815
Adjusted EBITDA(6)(7)	$294,003	$274,958

Adjusted EBITDA margin	64%	55%

(1)Reflects non-cash expenses incurred relating to our equity compensation plans and, for the three months ended March 31, 2021, expenses incurred relating to our employee retention incentive plans in connection with our Chapter 11 proceedings.
(2)Reflects certain non-recurring expenses, gains and losses and non-cash items, including the following: costs associated with our C-band spectrum relocation efforts; professional fees related to our liability management initiatives; merger and acquisition costs; certain research and development costs; amortization of supplemental type certificates; severance, retention and relocation payments; changes in fair value of certain investments; certain foreign exchange gains and losses; and other various non-recurring expenses.
(3)Reflects a non-cash impairment charge recorded in connection with a trade name impairment (see Item 1, Note 11—Goodwill and Other Intangible Assets of Intelsat S.A.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 (the "Quarterly Report")).
(4)Reflects direct costs incurred in connection with our Chapter 11 proceedings. See Item 1, Note 2—Chapter 11 Proceedings, Ability to Continue as a Going Concern and Other Related Matters of the Quarterly Report.
(5)Reflects adjustments related to our interest in Horizons-3 Satellite LLC (“Horizons 3”). See Item 1, Note 10(b)—Investments—Horizons-3 Satellite LLC of the Quarterly Report.
(6)Adjusted EBITDA included $26.1 million and $26.5 million for the three months ended March 31, 2020 and 2021, respectively, of revenue relating to the significant financing component identified in customer contracts in accordance with the adoption of ASC 606, Revenue from Contracts with Customers.
(7)Intelsat S.A. Adjusted EBITDA reflected $4.7 million and $4.0 million for the three months ended March 31, 2020 and 2021, respectively, of Adjusted EBITDA attributable to Intelsat Horizons-3 LLC, its subsidiaries and its proportionate share of Horizons 3. These entities are considered to be unrestricted subsidiaries under the definitions set forth in our applicable debt agreements.
Note:

Intelsat calculates a measure called Adjusted EBITDA to assess the operating performance of Intelsat S.A. Adjusted EBITDA consists of EBITDA as adjusted to exclude or include certain unusual items, certain other operating expense items and certain other adjustments as described in the table above. Our management believes that the presentation of Adjusted EBITDA provides useful information to investors, lenders and financial analysts regarding our financial condition and results of operations, because it permits clearer comparability of our operating performance between periods. By excluding the potential volatility related to the timing and extent of non-operating activities, our management believes that Adjusted EBITDA provides a useful means of evaluating the success of our operating activities. We also use Adjusted EBITDA, together with other appropriate metrics, to set goals for and measure the operating performance of our business, and it is one of the principal measures we use to evaluate our management’s performance in determining compensation under our incentive compensation plans. Adjusted EBITDA measures have been used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and to evaluate performance. Our management believes that the inclusion of Adjusted EBITDA facilitates comparison of our results with those of companies having different capital structures.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and our Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to operating income (loss) or net income (loss), determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows, or as a measure of liquidity.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31, 2020	March 31, 2021
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,060,917	$814,688
Restricted cash	21,130	26,987
Receivables, net of allowances of $40,785 in 2020 and $40,984 in 2021	659,444	833,637
Contract assets	39,774	48,095
Inventory	147,094	140,603
Prepaid expenses and other current assets	136,611	133,986
Total current assets	2,064,970	1,997,996
Satellites and other property and equipment, net	4,757,877	4,890,921
Goodwill	2,698,247	2,694,307
Non-amortizable intangible assets	2,295,000	2,295,000
Amortizable intangible assets, net	290,569	281,589
Contract assets, net of current portion	86,017	81,997
Other assets	605,001	602,926
Total assets	$12,797,681	$12,844,736
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$252,998	$291,389
Taxes payable	7,493	7,871
Employee related liabilities	43,404	45,611
Accrued interest payable	17,747	17,985
Current maturities of long-term debt	5,903,724	5,906,514
Contract liabilities	157,320	762,119
Deferred satellite performance incentives	47,377	52,164
Other current liabilities	73,479	71,597
Total current liabilities	6,503,542	7,155,250
Contract liabilities, net of current portion	1,447,891	1,022,039
Deferred satellite performance incentives, net of current portion	138,116	135,077
Deferred income taxes	61,345	64,943
Accrued retirement benefits, net of current portion	129,837	124,691
Other long-term liabilities	262,900	261,974
Liabilities subject to compromise	10,168,518	10,169,260
Shareholders’ deficit:
Common shares, nominal value $0.01 per share	1,421	1,422
Paid-in capital	2,573,840	2,574,563
Accumulated deficit	(8,416,410)	(8,591,286)
Accumulated other comprehensive loss	(80,322)	(79,353)
Total Intelsat S.A. shareholders’ deficit	(5,921,471)	(6,094,654)
Noncontrolling interest	7,003	6,156
Total liabilities and shareholders’ deficit	$12,797,681	$12,844,736

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021
Cash flows from operating activities:
Net loss	$(218,215)	$(174,306)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	163,048	165,241
Provision for expected credit losses	19,944	7,596
Foreign currency transaction loss	6,380	2,592
Impairment of non-amortizable intangible assets	12,200	—
Share-based compensation	3,706	5,924
Deferred income taxes	2,181	1,793
Amortization of discount, premium, issuance costs and related costs	11,196	2,459
Amortization of actuarial loss and prior service credits for retirement benefits	659	1,063
Unrealized losses on derivative financial instruments	335	—
Unrealized (gains) losses on investments and loans held-for-investment	8	(6,274)
Amortization of supplemental type certificate costs	—	3,301
Other non-cash items	—	(76)
Changes in operating assets and liabilities:
Receivables	(939)	19,479
Prepaid expenses, contract and other assets	19,510	2,042
Accounts payable and accrued liabilities	14,743	10,260
Accrued interest payable	(757)	238
Contract liabilities	(6,916)	(21,969)
Accrued retirement benefits	(3,900)	(5,146)
Other long-term liabilities	(8,906)	(1,810)
Net cash provided by operating activities	14,277	12,407
Cash flows from investing activities:
Capital expenditures (including capitalized interest)	(38,026)	(244,596)
Acquisition of loans held-for-investment	(1,150)	—
Proceeds from principal payments on loans held-for-investment	724	—
Acquisition of intangible assets	—	(1,085)
Other proceeds from satellites	5,625	—
Net cash used in investing activities	(32,827)	(245,681)
Cash flows from financing activities:
Principal payments on deferred satellite performance incentives	(7,806)	(3,570)
Dividends paid to noncontrolling interest	(1,879)	(1,417)
Net cash used in financing activities	(9,685)	(4,987)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,007)	(2,111)
Net change in cash, cash equivalents and restricted cash	(30,242)	(240,372)
Cash, cash equivalents, and restricted cash, beginning of period	830,864	1,087,547
Cash, cash equivalents, and restricted cash, end of period	$800,622	$847,175

Supplemental cash flow information:
Cash paid for reorganization items included in cash flows from operating activities	$—	$33,078
Interest paid, net of amounts capitalized	282,895	105,467
Income taxes paid, net of refunds	964	475
Supplemental disclosure of non-cash investing activities:
Accrued capital expenditures	$48,255	$77,029
Capitalization of deferred satellite performance incentives	—	5,318
Conversion of payment-in-kind interest on loans held-for-investment	—	1,762

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW FROM (USED IN) OPERATIONS
($ in thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021
Net cash provided by operating activities	$14,277	$12,407
Other proceeds from satellites from investing activities	5,625	—
Payments for satellites and other property and equipment (including capitalized interest)	(38,026)	(244,596)
Free cash flow used in operations	$(18,124)	$(232,189)

Note:

Free cash flow from (used in) operations consists of net cash provided by (used in) operating activities and other proceeds from satellites from investing activities, less payments for satellites and other property and equipment (including capitalized interest) from investing activities. Free cash flow from (used in) operations is not a measurement of cash flow under U.S. GAAP. Intelsat believes free cash flow from (used in) operations is a useful measure of financial performance that shows a company’s ability to fund its operations. Free cash flow from (used in) operations is used by Intelsat in comparing its performance to that of its peers and is commonly used by financial analysts and investors in assessing performance. Free cash flow from (used in) operations does not give effect to cash used for debt service requirements and thus does not reflect funds available for investment or other discretionary uses. Free cash flow from (used in) operations is not a measure of financial performance under U.S. GAAP, and free cash flow from (used in) operations may not be comparable to similarly titled measures of other companies. You should not consider free cash flow from (used in) operations as an alternative to operating income (loss) or net income (loss), determined in accordance with U.S. GAAP, as an indicator of Intelsat’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows, or as a measure of liquidity.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
SUPPLEMENTARY TABLE
REVENUE BY CUSTOMER SET
($ in thousands)

By Customer Set
	Three Months Ended March 31, 2020		Three Months Ended March 31, 2021		Increase (Decrease)	Percentage Change
Network services	$149,378	33%	$213,969	43%	$64,591	43%
Media	205,830	45%	184,953	37%	(20,877)	(10)%
Government	95,752	21%	97,913	19%	2,161	2%
Satellite-related services	7,860	1%	5,928	1%	(1,932)	(25)%
	$458,820		$502,763		$43,943	10%